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                                                                    Exhibit 10.1


                        SUBLEASE OF REAL AND PERSONAL PROPERTY


          THIS SUBLEASE OF REAL PERSONAL PROPERTY is made and entered into as of the 19th day of August, 1996, by and between the LOUISVILLE/JEFFERSON COUNTY REDEVELOPMENT AUTHORITY, INC., a Kentucky non-profit, non-stock corporation and local redevelopment authority ("LRA"), with a mailing address of Suite 400, 600 West Main Street, Louisville, Kentucky 40202 and UNITED DEFENSE L.P. ("UDLP"), a Delaware limited partnership comprised of the BMY Combat Systems Division of Harsco Corporation, a Delaware corporation, and the Defense Systems Group of FMC Corporation, a Delaware corporation, with a mailing address of 4800 East River Road, Minneapolis, Minnesota 55421.

          W I T N E S S E T H:

          WHEREAS, the Base Realignment and Closure Commission established under the Act, as hereinafter defined, selected the Naval Ordinance Station, Louisville, a division of the Naval Surface Warfare Center ("NOSL"), for closure and privatization in place of the repair, overhaul and remanufacturing work currently being performed by the United States Navy (the "Navy") at NOSL; and

          WHEREAS, the LRA was formed by the City of Louisville and Jefferson County, acting by and through their respective executive and legislative branches, to establish a method and means for the privatization in place of NOSL; and

          WHEREAS, The United States of America (the "Government"), acting by and through the Navy, and the LRA have entered into an interim lease, dated 12 August, 1996 (the "Lease"), for the major portion of the real property comprising NOSL, including buildings and improvements plus equipment and other associated personal property necessary for the privatization in place of the repair, overhaul and remanufacturing work currently being performed by the Navy at NOSL; and

          WHEREAS, the LRA and UDLP have entered into that certain Privatization Contractor Agreement, dated 19 August, 1996 (the "Agreement"), with respect to the privatization of a portion of the repair, overhaul and remanufacturing work currently being performed at NOSL, a copy of the Agreement is attached hereto as EXHIBIT A and incorporated herein by reference; and

          WHEREAS, UDLP and the Navy have entered into workload contracts to perform such repair, overhaul and remanufacturing work at NOSL, said Agreement and said workload contracts requiring certain buildings, improvements, equipment and other personal property covered by the Lease; and

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          WHEREAS, the LRA desires to sublease to UDLP, and UDLP desires to sublease from the LRA certain portions of the Premises, as that term is defined in the Lease, and Personal Property, as that term is defined herein and in the Lease.

          NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. For purposes of this Sublease, as hereinafter defined, the following words and/or terms shall have the meanings set forth below and such meanings set forth below and such meanings shall take precedence over any conflicting meaning of the respective words or terms:

          A. "Act" shall mean the Defense Base Closure and Realignment Act of 1990, Pub. L. No. 101-510, 104 Stat. 1808, 10 U.S.C. 2687, as amended, from time to time.

          B. "Additional Premises" shall mean Building L which consists of 199,526 square feet of which 158,516 square feet shall be included in this Sublease. Except as provided in Section 3 hereof, Building L shall be under this Sublease through 31 December 1997 on which date this Sublease shall terminate as to Building L and UDLP shall vacate Building L on or before 31 December 1997 unless UDLP has established a regional, national and international equipment logistics and maintenance hub in Building L. UDLP shall give the LRA at least 180 days' prior written notice of its intention to extend this Sublease as to Building L.

          C. "CIWS:" shall mean the Phalanx Close-In-Weapon-System repair, overhaul and remanufacturing work currently being performed at NOSL. The OEM for CIWS is HMSC.

          D. "Center" shall mean the Gun Center of Excellence to be established by the LRA at NOSL.

          E. "HMSC" shall mean Hughes Missile Systems Company, a Delaware corporation.

          F. "Hot Turnover Date" shall mean the date upon which the privatization in place at NOSL begins, and NOSL is turned over operationally by the Navy to the LRA which date is scheduled to be 19 August 1996 or such later date as determined by the Navy.

          G. "Leased Property" shall mean collectively, and as constituted from time to time, the Primary Premises, the Additional Premises, the Plating Premises and the Transition Premises as defined herein and the Personal Property as defined herein and in the Lease.

          H. "Non-CIWS Work" shall mean all of the repair, overhaul and remanufacturing work to be performed for the Navy by UDLP at NOSL which work does not include the CIWS, RAM and TAS work to be performed by HMSC at NOSL.

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          I.   "OEM" shall mean the Original Equipment Manufacturer for the
Navy.

          J. "Personal Property" shall mean all Personal Property, as that term is defined in the Lease, required by UDLP to perform the Non-CIWS Work present at NOSL as of the Hot Turnover Date.

          K. "Plating Premises" shall mean Building 117, which consists of 35,940 square feet, Building 118, which consists of 5,310 square feet, Building 136 which consists of 4,000 square feet and Tanks 118A through G.

          L. "Primary Premises" shall mean the real property and improvements more particularly described on EXHIBIT C. to the Lease and Personal Property located within the Primary Premises and being more particularly described on EXHIBIT B to the Lease attached hereto and incorporated herein by reference.

          M. "Sublease" shall mean this Sublease of Real and Personal Property, as amended, from time to time, effective as of the Hot Turnover Date.

          N. "Transition Premises" shall mean Building F, which consists of 144,786 square feet, and part of Building G, which part consists of 107,504 square feet. Except as provided in Section 3 hereof, Building G shall be under this Sublease through 30 June 1997, and Building F shall be under this Sublease through 30 June 1998, and UDLP shall vacate the Transition Premises on or before 30 June 1997 with respect to Building G and on or before 30 June 1998 with respect to Building F.

      2. INCORPORATION OF NAVY LEASE. The Lease between the Navy and the LRA, as amended from time to time, a copy of which is attached hereto as EXHIBIT B and incorporated herein by reference, specifically requires that all sublessees of the LRA, including UDLP, be subject to all of the terms, conditions, responsibilities and obligations contained in the Lease including, without limitation, the termination provisions set forth in Paragraph 15 of the Lease. UDLP hereby acknowledges that as to the Lease Property and during the term of its occupancy and/or use of the Leased Property or each part thereof as herein provided, it will be bound by all applicable terms, conditions, responsibilities and obligations of the Lease with respect to said Leased Property as if it were the Lessee/Sublessee thereof notwithstanding anything in the Lease to the contrary including, without limitation, Paragraph 14(j) and the signature page thereof. Should a conflict arise between a provision of this Sublease and a provision of the Lease, the provision of the Lease shall take precedence. Nothing herein shall be deemed to grant to UDLP any rights or privileges greater than the LRA has received under the Lease. Notwithstanding the foregoing, nothing in this Sublease shall be construed to limit or modify the responsibilities and obligations of the Government under Paragraph 14 of the Lease. UDLP shall indemnify and save harmless the LRA against any and all claims by the Government or any other person(s), firm(s) or corporation(s) arising out of UDLP's failure to perform all of the terms, conditions, responsibilities and obligations contained in the Lease as to the Leased Property.

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      3.  SUBLEASE TO UDLP.

          A. PRIMARY PREMISES. The LRA does hereby sublease to UDLP, and UDLP does hereby sublease from the LRA, the Primary Premises, together with the right of ingress and egress to the Primary Premises across adjacent or nearby roads leased to the LRA which lead to reasonably convenient public roads and also together with designated parking to service the use of the Primary Premises.

          B. PLATING PREMISES. The LRA does hereby sublease to UDLP, and UDLP does hereby sublease from the LRA, the Plating Premises together with the right of ingress and egress to the Plating Premises across adjacent or nearby roads leased to the LRA which lead to reasonably convenient public roads and also together with designated parking to service the use of the Plating Premises. The Plating Premises shall be under this Sublease until 18 August 1998; provided, however, UDLP may be relieved of its obligations as to the Plating Premises in the event UDLP shall bring to the LRA a replacement tenant acceptable to the LRA prior to the termination date of 18 August 1998, which acceptance of the replacement tenant shall not be unreasonably withheld by the LRA. UDLP may extend its tenancy of the Plating Premises on a year-to-year basis upon 180 days' prior written notice thereof to the LRA.

          C. TRANSITION PREMISES. The LRA does hereby sublease to UDLP, and UDLP does hereby sublease from the LRA, the Transition Premises together with the right of ingress and egress to the Transition Premises across adjacent or nearby roads leased to the LRA which lead to reasonably convenient public roads and also together with designated parking to service the use of the Transition Premises. Building G of the Transition Premises shall be a part of this Sublease for purposes of rent, as defined in Section 5 hereof, calculation for sixty (60) days following the date UDLP vacates Building G. UDLP is scheduled to vacate Building G on or before 30 June 1997; provided, however, the LRA will agree to terminate Building G from this Sublease in the event of replacement tenant acceptable to the LRA is found for Building G prior to 30 June 1997 which acceptance of the replacement tenant shall not be unreasonably withheld by the LRA. Building F of the Transition Premises shall be a part of this Sublease for purposes of rent calculations for sixty (60) days following the date UDLP vacates Building F. UDLP is scheduled to vacate Building F on or before 30 June 1998; provided, however, the LRA will agree to terminate Building F from this Sublease in the event a replacement tenant acceptable to the LRA is found for Building F prior to 30 June 1998 which acceptance of the replacement tenant shall not be unreasonably withheld by the LRA.

          D. ADDITIONAL PREMISES. The LRA does hereby sublease to UDLP, and UDLP does hereby sublease form LRA, the Additional Premises together with the right of ingress and egress to the Additional Premises across adjacent or nearby roads leased to the LRA which lead to reasonably convenient public roads and also together with designated parking to service the use of the Additional Premises. The Additional Premises shall be a part of this Sublease for purposes of rent calculations for sixty (60) days following the date UDLP vacates the Additional Premises.

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          E.   SQUARE FOOTAGE.  The square footage subleased by the LRA per annum to UDLP is shown in a chart set forth on EXHIBIT C. This square footage may be reduced only as provided in Subsection B. and C. hereof or as otherwise agreed by the parties.

          F. PERSONAL PROPERTY. The LRA does hereby sublease to UDLP, and UDLP does hereby sublease from the LRA, the Personal Property.

      4. ACCESS TO OTHER BUILDINGS. The LRA will assist UDLP in obtaining necessary temporary access to the Computer Facility located in Building W through 31 December 1997 subject to approval of the Navy and the LRA; provided such access shall be subject to reasonable restrictions and will not unreasonably interfere with the operations of the Navy, the LRA, or any tenants in Building W. The LRA will assist UDLP in obtaining necessary access to Buildings 68, 78, 79 105 and 147 subject to approval of the Navy; provided, such access shall be subject to the restrictions and/or regulations of the Navy.

      5.  RENTAL.

          A. BASE RENT. UDLP shall pay the LRA as Base Rent from 19 August 1996 through 18 August 1997 for the leased Property, the sum of $2.09 per square foot per annum, and UDLP shall assume the responsibility for the undertaking and/or costs of Operating and Maintenance ("O&M") associated with the operations of the Primary Premises, the Additional Premises, the Plating Premises and the Transition Premises, as constituted, from time to time, plus a pro-rata share of the Center's operating costs incurred by the LRA. For purposes of this Sublease O&M costs shall be all those utility, protection, maintenance, repairs and other costs as to Leased Property required under the Lease, including, without limitation, those costs described in Paragraphs 10 and 12 of the Lease, and those items set forth n Sections 7, 9, 10 and 11 of this Sublease.

          B.   INCREASE IN BASE RENT.

          [1] In the event that the ownership of the leased Property is conveyed to the LRA during the Term or a Renewal Term of this Sublease, as defined in Section 6 hereof, the Base Rent shall be increased by the LRA on a per square foot basis per annum to reflect any acquisition costs required by the Government with respect to the Leased Property to the paid to the Government by the LRA; provided, however, the LRA shall use its reasonable best efforts to obtain in a no cost economic development conveyance of the Leased Property from the Government. Such increase in Base Rent shall be effective as of the date of the LRA's acquisition of the Leased Property.

          [2] The Base Rate beginning in 1998 may be increased by the LRA on a per square foot basis per annum to reflect the loss of Base Rent, as set forth in Subsection A hereof, as a result of UDLP's vacating of Building F, G and L which loss of Base Rent is not offset by replacement tenant Base Rent; provided, however, the adjustment Base Rent may not exceed the following amounts per annum:

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          YEAR           ANNUAL CEILING PER SQUARE FOOT
          ----           ------------------------------

          1998                     $2.40
          1999                      3.07
          2000                      3.07

          C. DECREASE IN BASE RENT. During the Term or a Renewal Term of this Sublease, as defined in Section 6, hereof, the Base Rent shall be decreased by the LRA on a per square foot basis per annum effective as of the date of the occurrence of one or more of the following events:

               [1] As of the date a replacement tenant acceptable to the LRA, which acceptance of the replacement tenant shall not be unreasonably withheld, for Buildings F. G, or L, all previously occupied by UDLP, said replacement tenant executes a sublease with the LRA and begins to pay rent in an amount per square foot per annum equal to or greater than the rent paid by UDLP per square foot; provided, however, such decrease shall not be effective as to Building F prior to 31 August 1998, as to Building G prior to 31 August 1997 and as to Building L prior to 28 February 1998.

               [2] As of the date the LRA is to reduce the project financing rate to below ten percent (10%) per annum for the capitalized costs associated with the providing of protection, maintenance and repair to NOSL as required in the lease or as recommended in the NOSL Facility Privatization and Reuse Plan, dated April 17, 1996;

               [3] A of the date any direct principal payments are made on the project financing referenced in [2] above by UDLP or HMSC which reduces the amount of principal of such capitalized costs;

               [4] As of the date UDLP or HMSC takes any other action or actions which results in cost savings to the LRA as it carries out its responsibilities at NOSL under the Lease, this Sublease or the Agreement; and

               [5] As of the date any federal grant is received to defray the capitalized costs of improving the facilities at NOSL which may be used by the LRA to reduce principal on the project financing of such capitalized costs referenced in [2] above.

          Notwithstanding anything in this Section 5 to the contrary, the Base Rent per square foot per annum shall never be reduced below $1.95 per square foot per annum. The LRA will not enter into a Sublease with any for profit entity, including HMSC, at a rate lower than the Base Rate set forth herein.

          D. PAYMENT OF BASE RENT. The Base Rent for the lease Property shall be calculated on a per annum basis using the square footage subleased by the LRA per annum to UDLP as set forth on EXHIBIT C, and such square footage shall be multiplied by the Base Rent and divided into twelve (12) equal monthly installments of Base Rent which shall be due and

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payable as of the first day of each calendar month beginning September 1, 1996.
The Base Rent for 19 August 1996 through 19 August 1997 shall be $2,085,636 payable in monthly installments of $173,803 each payable as provided in the preceding sentence. The Base Rent for the Lease Property form 19 August 1996 through 31 August 1996 in the amount of $75,314.63 shall be paid by UDLP to the LRA on or before 1 September 1996.

      6. TERM. The Term of this Sublease shall be for one year beginning 19 August 1996 and ending 18 August 1997, but this Sublease may be renewed annually thereafter upon sixty (60) days' prior written notice by UDLP to the LRA with the Term being coterminous with the length of (i) the workload contract(s) with the Navy for the Non-CIWS Work and the Additional Work, and (ii) all other work obtained by UDLP from the Navy and any other customers to performed at the Center, plus time sufficient to allow an orderly cessation of UDLP's operations at the Center. UDLP has made certain projections with respect to the complement of employees to be employed by UDLP at NOSL as more particularly set forth under the heading "Total United Defense Jobs" on EXHIBIT B to the Agreement, and UDLP agrees that it will certify to the LRA the actual number of Total United Defense Jobs as of 19 August of each year of the Term of this Sublease. In making such certification, UDLP shall be entitle to justify any taking into account the various provisions of this Agreement, including, but not limited to, Sections 1.D, 19 and 24 thereof. In the event that (i) the Total United Defense Jobs, as certified by UDLP, and not justified pursuant to the provisions of the Agreement as aforesaid, drops below such projection by more than ten percent (10%) during any year of the Term (measured in terms of anniversaries from the Hot Turnover
Date), UDLP shall present to the LRA a written projection revising EXHIBIT B to the Agreement to reflect UDLP's then current projections with respect to the job complement of employees employed by UDLP at NOSL projected out at least five (5) years, If the LRA determines that the projected UDLP job complement is not of a sufficient number to justify the LRA's continuous of this Sublease, the LRA may terminate this Sublease as of the end of the lease year of 18 August; provided, however, any such termination notice shall provide UDLP with at least 180 days prior written notice of such termination. This Sublease may also be terminated by the LRA in the event the Navy terminates its workload contract(s) for the Non-CIWS Work with UDLP at NOSL.

      7. INDEMNITY AND INSURANCE. In addition to the indemnity obligations set forth in Paragraph 16 of the Lease as to the Leased Property, UDLP shall indemnify and save harmless the LRA against and from any and all claims by an on behalf of any person(s), firms(s) or corporation(s) arising from the conduct or management of or from any work or thing whatsoever done in, about or by the Leased Property, which was not contributed to or caused by or at the instance of the LRA or its representatives. UDLP shall, at its sole cost and expense, keep the Leased Property, insured for the benefit of the Government, the LRA and UDLP in an amount equal to the full replacement value thereof (excluding excavation and foundation costs), against loss or damage by fire, against all risks covered by standard extended coverage endorsement, and against such other risks as may be deemed necessary by the LRA. Notwithstanding Paragraph 17.2.2 and 17.3.1 of the Lease, UDLP shall carry general/public liability insurance in an amount of $3,000,000/$5,000,000. In addition, UDLP will maintain such additional insurance as required by Paragraph 17 of the Lease. The Government and the LRA shall be named as additional insured under all such insurance policies, and UDLP shall comply with the requirements of Paragraphs 17.4 and 17.5 of the Lease.

      8. NO WARRANTIES. The LRA makes no warranties whatsoever concerning the Leased Property and all Leased Property provided to UDLP under this Sublease shall be on an "as is, where is" basis with no warranties whatsoever, with the exception that, on a continuing basis throughout the term of this Sublease, the LRA does hereby represent and warrant to UDLP, with respect to the Leased Property, that the LRA has either the unencumbered ownership of, or a lease from the Government for, the Leased Property sufficient to provide UDLP the full, quiet, and unimpaired leasehold enjoyment of the entire Leased Property for the full term of this Sublease, free and clean of any conflicting right of occupancy or use by any other person or entity. It is further understood that nothing in this Section shall diminish or otherwise affect obligations of the parties relating to environmental indemnities, covenants or releases.

      9. TAXES. The LRA shall grant to UDLP the right, at UDLP's sole costs, to contest any assessment or levy of real or personal property taxes in the name of and with the cooperation of the LRA. The LRA shall cooperate with and assist UDLP, at UDLP's sole costs, in applying for tax exemptions and/or tax abatements with respect to the Leased Property. In the event it is finally determined, after the exhaustion of administrative and/or judicial appeals, that UDLP is liable for such assessment or levy of real or personal property taxes, or other governmental charges, general and special, UDLP shall pay the same as Additional Rent.

      10. UTILITIES AND MAINTENANCE. UDLP shall pay for all water, gas, electricity and other utilities servicing the Leased Property. UDLP shall maintain all buildings and improvements, including all structural components, covered by this Sublease in accordance with generally accepted maintenance standards subject to inspection by the LRA to determine compliance with such maintenance standards and consistent with Paragraph 12, of the Lease.

      1l. MAINTENANCE OF PERSONAL PROPERTY. UDLP shall maintain Personal Property furnished by the LRA under this Sublease consistent with Paragraph 12 of the Lease and the Maintenance standards agreed to by the Navy, the LRA and UDLP. The LRA may, subject to Government Security Restrictions, inspect the Personal Property from time to time, upon reasonable notice to UDLP, to determine compliance with the foregoing. In the event that the Navy funds replacement of such Personal Property, or augmentation of such Personal Property, to maintain or improve the state of the art of operations, any such replacement or new Personal Property, will fall under this Sublease to the extent it is added to or falls under the Lease with the Navy, or is otherwise transferred to the LRA by the Navy. UDLP shall notify the LRA in advance in writing in the event UDLP seeks to have the Navy fund replacement of such Personal Property or the Augmentation of such Personal Property to maintain or improve the state of the art of operations by UDLP of the Personal Property. Equipment that is acquired by UDLP that is not such replacement or new Personal Property, as referenced in the preceding sentence, shall be the property of UDLP.

      12. UTILIZATION OF EQUIPMENT. UDLP will cooperate with other tenants of NOSL by subcontracting with respect to using certain under-utilized pieces of Personal Property; provided, however, such cooperation shall not (i) require UDLP to incur any capital or other expenditure to acquire or remove equipment or (ii) unreasonably interfere with UDLP's production and/or utilization of said equipment. UDLP will cooperate with the LRA to establish the Workforce Development Training Center at NOSL and will assist in the providing of "hands on" training.

      13. TRANSITION IMPROVEMENTS. UDLP shall perform the transition improvements required to promote privatization in place at NOSL with respect to the Primary Premises, listed on EXHIBIT C, and in accordance with the provisions of Paragraph 5 of the Agreement and as set forth in Appendix Table C-1 of the NOSL Facility Privatization and Reuse Plan, dated April 17, 1996, a copy of which is attached as EXHIBIT F to the Agreement. The transition improvements shall be performed to the Primary Premises n accordance with the Priority set forth in Appendix Table C-1 aforesaid; provided, however, Priority 3 transition improvements shall not be required to be performed unless this Sublease is in effect for a total or more than five (5) years or if such transition improvements are required under Paragraph 6 of the Lease. The transition improvements with respect to the Primary Premises shall be performed at the sole cost and expense of UDLP; provided, however, nothing herein shall deem to prejudice any right of UDLP to seek reimbursement of such expenses under the workload contracts, and other contract, agreement or law. The estimated costs set forth on EXHIBIT F to the Agreement represent the LRA's current best estimate of the costs for such transition improvements. It is parties' intent that all such transition improvements be performed in as cost effective a manner as possible in accordance with all applicable laws, rules, regulations, ordinances and codes.

      14. PERMITS AND LICENSES. UDLP shall obtain all necessary permits and licenses to carry on its operations at NOSL after the Hot Turnover Date including, without limitation, the environmental permits required by Paragraph
13.2 of the Lease. The LRA will use its best efforts to assist UDLP in obtaining such permits and licenses.

      15. INCENTIVES. The LRA will use its best efforts to assist UDLP in obtaining available monetary, tax and other incentives from local, state and federal governmental authorities and/or agencies.

      16. ENVIRONMENTAL MATTERS.

          A. DEFINED TERMS. As used in the Sublease, the following terms shall have the meanings set forth below:

               [1] "CERCLA" shall mean the Comprehensive Environmental Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 ET. SEQ.

               [2] "Damages" shall mean all damages, and includes, without limitation, punitive damages, liabilities, costs, losses, fines, penalties, demands, claims, personal injury, property damage, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation, operation or monitoring expenses, reasonable consultant fees, reasonable attorneys' and paralegals' fees, and litigation expenses.

               [3] "Environmental Assessments" shall mean the inspections and reports as to environmental matters pertaining to NOSL including, without limitation, the Environmental Baseline Survey prepared by Brown & Root Environmental, dated December 1995 for the Navy, and the RCRA Facility Investigation and the RCRA Facility Assessment.

               [4] "Environmental Claim" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, lien, proceeding, complaint, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual violation of or an alleged violation asserted by a Governmental Authority or private party of any Environmental Law, (b) in connection with any Hazardous Material or any Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material or Environmental Law or (d) from any actual damage, injury, threat, or harm to the environment.

               [5] "Environmental Law" shall mean any current Legal Requirement pertaining to (a) the protection of the environment, (b) the protection or use of surface water and groundwater, (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (d) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, RCRA, Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251, et. seq., Clean Air Act of 1966, as amended, 42 USC 7401 et. seq., Toxic Substances Control Act of 1976, 15 USC 2601 et. seq., Hazardous Materials Transportation Act, 49 USC 1801 et. seq., Oil Pollution Act of 1990, 33 USC 2701 et. seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et. seq., National Environmental Policy Act of 1969, 42 USC 4321 ET. SEQ., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) ET. SEQ., and all other applicable Federal, state and local environmental laws, regulations and standards.

               [6] "Environmental Performance Provisions" shall mean the provisions of Paragraph 13 of the Lease.

               [7] "Governmental Authority" shall mean any federal, state, regional, county, or local person or body having governmental or quasi-governmental authority or subdivision thereof.

               [8] "Hazardous Material" shall mean any material classified as a "hazarded substance" pursuant to CERCLA, as well as any hazardous, solid or special waste, any pollutant or toxic substance, or other regulated material under any other

     Environmental Law, and any substance that constitutes or contains gasoline, diesel fuel or other petroleum hydrocarbons or products or their common chemical constituents.

               [9] "Hazardous Material Activity" shall mean any activity, event, or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

               [10] "Legal Requirements" shall mean any treaty, convention, statute, law, regulation, ordinance, Governmental Approval, Injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.

               [11] `RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET. SEQ.

               [12] "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing any hazardous Materials.

          B.   UDLP'S INDEMNIFICATION OF THE LRA

               [1] As used herein, the term "Post-occupancy Condition" shall mean any activity, omission, event, occurrence, Release, or condition that was created, caused or contributed to by UDLP, or, to any extent, resulted from the operation of UDLP's business at the NOSL after the Hot Turnover Date.

               [2] UDLP shall indemnify and hold harmless, the LRA from any Damages and Environmental Claims to the extent they arise from a Post-occupancy Condition related to the use production, generation, storage, treatment, disposal, sale, transfer, transportation or Release of any Hazardous Material at NOSL by UDLP.

               [3] Notwithstanding the above, this indemnification extends only to that portion of any activities, occurrences, omissions, events, Releases or conditions created, caused or contributed to by UDLP, its employees, agents, servants, guests, invitees, and subcontractors.

          C.   INDEMNIFICATION PROCEDURES.

               [1] The LRA shall provide a written and reasonably detailed notice (the "Indemnity Notice") to UDLP promptly and no later than thirty
     (30) days after first learning of facts or circumstances which could reasonably be anticipated to provide the basis of a claim for indemnification (the "Indemnity Claim"), provided that an untimely

     Indemnity Notice shall not bar an Indemnity Claim but shall reduce the UDLP's liability to the extent the delay increases the amount or magnitude of the Indemnity Claim or to the extent that UDLP's ability to defend the Indemnity Claim is prejudiced thereby.

               [2] UDLP shall have the right to control the defense, response, proceedings, and any settlement for an Indemnity Claim which arises from a claim or demand by third party (a "Thirty Party Claim"). No later than ten
     (10) days after its receipt of the Indemnity Notice (the "Election Date"), UDLP shall notify the LRA whether UDLP elects to defend the LRA against the Third Party Claim. During said ten (10) day period, the LRA may file at UDLP's expense any pleading the LRA reasonably deems necessary to protect its interests, provided that such pleading does not result in an adverse final conclusion of the Third Party Claim or prejudice UDLP's ability to defend the Third Party Claim.

               [3] If UDLP elects by the Election Date to control the defense, response, proceedings, and any settlement for any Third Party Claim, then

                    [a] UDLP shall diligently pursue a final conclusion as it determines to be appropriate.

                    [b] The LRA shall have the right to monitor and participate in the defense of the Third Party Claim at its expense; and

                    [c] UDLP and the LRA shall cooperate reasonably, including as to contested claims, counterclaims, availability of witnesses and documents.

               [4] If UDLP [i] does not elect by the election date to control the defense, response, proceedings, and any settlement for any Third Party Claim or [ii] elects by the Election Period to do so, but fails to diligently pursue a final conclusion, then:

                    [a] The LRA shall control the defense, response, proceedings, and any settlement and shall diligently pursue a final conclusion as it determines to be appropriate; and,

                    [b] The LRA shall not consent to any judgment or enter into any settlement without the written consent of UDLP, which shall not be unreasonably withheld.

               [5] If the Indemnity Claim is not a Third Party Claim, then by the Election date UDLP shall deliver written notice to the LRA specifying any dispute of the Indemnity Claim and the basis for any such dispute; provided, however, that the failure of UDLP to deliver such notice shall not affect its ability to later dispute its liability for the Indemnity Claim. If the parties are unable to resolve any such dispute, then the parties shall have all rights and remedies at law or equity, including the right to commence an action to resolve the dispute.

               [6] Any part of the defense, response, proceedings, or settlement for an Indemnity Claim which involves investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action ("Response Action") to remove, remediate, clean up, or abate any Release, or disposal or Hazardous Materials or a violation of Environmental Laws shall be conducted in accordance with the Response Action procedures set forth in D below.

          D.   RESPONSE ACTION PROCEDURES (UDLP's INDEMNIFICATION OF THE LRA).

               [1] The following procedures apply to any Response Action within the scope of UDLP's indemnification of the LRA ("Indemnified Response").

                    [a] UDLP shall have the right to implement and control in accordance with any applicable Environmental Law any Indemnified Response which may arise;

                    [b] UDLP shall select one or more environmental engineers or consultants subject to the reasonable approval of the LRA ("Approved Environmental Consultant") to plan, conduct, coordinate, and supervise any Indemnified Response which may arise;

                    [c] UDLP shall arrange for any Approved UDLP Environmental Consultant to prepare in compliance with any Applicable Environmental Law a Response Action Plan for any UDLP's Indemnified Response, which Response Action Plan shall be designed to (a) achieve compliance with applicable Environmental Laws, (b) minimize the disruption of operations at NOSL and, (c) in the absence of corrective action or cleanup level specifications required by applicable Environmental Laws or Governmental Authority, contain such specifications as reasonably determined to be practicable by and Approved UDLP Environmental Consultant;

                    [d] The LRA shall have the right reasonably to monitor any Response Action at its own cost and expense. UDLP shall provide a reasonable opportunity to the LRA for review and comment in advance of each final Response Action Plan, material Response Action and material filing with an applicable Governmental Authority. UDLP shall reasonably address any timely received comment of the LRA, but the final decision as to any action in connection with the Response Action Plan, material Response Action or material filing shall be made by UDLP;

                    [e] Each party shall timely provide to the other any information or document concerning any Indemnified Response reasonably requested in writing by the other;

                    [f] If UDLP implements and controls the Indemnified Response, then UDLP shall have no liability for any costs or expenses incurred by the LRA in connection with the Indemnified Response, including but not limited to costs incurred in overseeing, monitoring, reviewing and commenting on the Indemnified Response.

          E. ENVIRONMENTAL PROTECTION PROVISIONS. UDLP shall comply with all of the Environmental Protection Provisions of the Lease applicable to it as a Sublesse all as set forth in Paragraph 13 of the Lease.

          F. CONFLICTING PROTECTIONS. In the event of any conflicts between a provision of this Section 15 and a provision of Paragraph 14 of the Lease or Part A of EXHIBIT F to the Lease, Paragraph 14 of the Lease and Part A of EXHIBIT F to the Lease shall take precedence.

      17. COMPLIANCE WITH LAW. In addition to the requirements of Paragraph 13 of the Lease, UDLP shall comply with all Federal, state and local laws, rules, regulations and standards which are applicable to the operations of UDLP and its occupancy of the Leased Property now or hereafter on or about the same existing at any time during the continuance of this Sublease.

      18. DEFAULT. If either party shall be in default in the observance or performance of any covenant or agreement under this Sublease, including, but not limited to, the default in the covenant to pay rent, the non-defaulting party shall give defaulting party notice in writing of the default. Except with respect to the payment of rent under Section 5 of this Sublease, defaulting party shall have thirty (30) days after such notice is received to remedy the default. if defaulting party has not remedied the default within said thirty
(30) days or if defaulting party has not begun, in good faith, to undertake diligently to remedy the same, within said thirty (30) day period then, the non-defaulting party shall have the right to terminate this Sublease without further notice to defaulting party, but such termination shall not deprive the non-defaulting party of any other remedy or action provided by law for the recovery of possession, rent, damages or equitable relief occasioned by the default. If the default is with respect to the payment of rent, the LRA shall give UDLP notice in writing of such default, and UDLP shall have five (5) days after such notice is received to remedy such default. If the default consists of the failure to pay rent and UDLP has not remedied the same within said five (5) day cure period, then, the LRA shall have the right to terminate this Sublease without further notice to UDLP, but such termination shall not deprive the LRA of any other remedy or action provided by law for the recovery of possession, rent and damages occasioned by the default. UDLP shall pay the LRA all costs and charges incurred in enforcing this Section of the Sublease in collecting delinquent rent, including reasonable fees of attorneys employed by the LRA in connection with such enforcement.

      19. COORDINATION OF NOSL FACILITY SERVICES. Notwithstanding the separate obligations of UDLP to pay (A) for all utilities servicing the Leased Property as set forth in Section 10 hereof, (B) for the costs of maintaining all buildings and improvements within the Leased Property as set forth in Section 10 hereof and (C) the costs to maintain the Personal Property as set forth in
Section 11 hereof, the LRA and UDLP agree that it may be in their respective economic best interests to provide for the payment of such items on a pro rata basis as the part of a collective operations and Maintenance Contract which may include the LRA, UDLP, HMSC and the navy operations at NOSL. In such event, the requirements of Section 10 of this Sublease shall be deemed to be satisfied if UDLP shall pay the costs associated with such Operations and Maintenance Contract on a pro rata basis, and this Sublease shall be so amended to reflect the same. The LRA shall be entitled to a contract administration fee equal to five percent (5%) of the gross amount of the Operations and Maintenance Contract for its administration of same.

      20. ARBITRATION. All claims, disputes and other matters in question arising out of, or relating to, this Sublease or the Sublease or the breach thereof, that have not been resolved amicably by the parties, including, without limitation, those matters set forth in Section 18 hereof, shall be decided by arbitration in accordance with KRS Chapter 417 and the Rules of the American Arbitration Association as existing, from time to time, unless the parties agree otherwise. Each of the parties may nominate one arbitrator, and the two arbitrators nominated by the parties shall select a third arbitrator from a list submitted by the American Arbitration Association. The decision of the panel of arbitrators shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The award shall be in writing and signed by the arbitrators joining in the award. The arbitrators shall deliver a copy of the award to each party by certified mail, return receipt requested. The panel of arbitrators shall deliver its award within jurisdiction thirty (30) days of the submission to it; provided, however, this time period may be shortened or extended by the mutual agreement of the parties. Prior to filing a demand for arbitration, the complaining party shall file a written notice to the other party setting forth the claims, disputes or other matters in question, and the parties shall meet within seven (7) days thereafter to attempt to resolve their differences, and the party to whom such notice was delivered shall render its decision, in writing, concerning the claim, dispute or other matters in question within seven (7) days following such meeting. Notice of the demand for arbitration shall be filed in writing with the other party to the Sublease and with the American Arbitration Association within seven (7) days following receipt of the written answer as set forth in the preceding sentence.

      21. AUTHORITY. Each party represents and warrants to the other party that it has the authority to enter into this Sublease without the prior written consent or approval of any other person or entity, that the person executing this Sublease for such party has been duly authorized to execute the same and that this Sublease shall be binding upon such party in accordance with its respective terms.

      22. LIMITATION ON DAMAGES. Except with respect to Damages and/or Environmental Claims, as defined in Section 16 hereof, in no event shall either party be liable to the other party for any indirect, special, consequential, incidental, multiple, exemplary or punitive damages with respect to any dispute or claim which may arise between the parties in connection with this Sublease or its performance by either party; provided, however, this Section shall not be construed to limit equitable or injunctive relief against either party.

      23.  GENERAL PROVISIONS.

          A. GOVERNING LAW. This Sublease is to be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

          B. PARAGRAPH HEADINGS. The headings of the several paragraphs of this Sublease are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          C. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, sent by facsimile transmission or sent by certified mail, return receipt requested and postage prepaid, addressed to:

     LRA: Louisville/Jefferson County Redevelopment Authority, Inc. 600 West Main Street, Suite 400
               Louisville, Kentucky 40202
               Attn:  President

               Copy to:  Grover C. Potts, Jr.
               Wyatt, Tarrant & Combs
               2500 Citizens Plaza
               Louisville, KY  40202

     UDLP:     United Defense L.P.
               163 Rochester Drive
               Louisville, Kentucky 40214
               Attn:  Michael L. Seale

               Copy to:  W.W. Warren
               United Defense LP
               4800 East River Road
               Minneapolis, Minnesota 55421

               Copy to:  Mr. Richard M. Sullivan
               Conliffe, Sandmann & Sullivan
               621 West Main Street
               Louisville, Kentucky  40202

All notices, requests and other communications shall be deemed received on the date of actual receipt thereof. Either party may change the address or the designation to which notices are sent under this Section by providing the other party written notice thereof as provided for herein.

          D. SEVERABILITY. If any provision of this Sublease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law in order to preserve the essential purpose of the Agreement.

          E. FURTHER ASSURANCES. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement; provided, however, that the party to whom a request is made to make, execute or deliver such documents or to perform such additional acts shall not be liable for any additional costs as a result thereof.

          F. OTHER PARTIES. Nothing in this Sublease shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and assigns, any rights, remedy or claim under or in respect to this Agreement or any provision thereof.

          G. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance by the parties of their obligations under this Sublease.

          H. COUNTERPART COPIES. This Sublease may be executed in several counterparts each and every one of which shall be deemed to be an original.

          I. NO ASSIGNMENT BY UDLP. UDLP may not assign, sell, convey or otherwise transfer its rights under this Sublease without the prior written consent of the LRA; provided, however, no such consent shall be required for any transfer (i) to another controlled affiliate of FMC Corporation or (ii) to any entity which is acquiring substantially all of the assets of UDLP; provided, further, with respect to such assignee no such assignment shall affect the rights or obligations of the LRA or any assignee hereunder; and, provided, further, such assignment shall contain no conditions which in any way relieve the assignee from assuming and being bound to complete the balance of the Sublease as it exists on the date of assignment as if such assignee had been an original signatory hereto. Any such assignment shall be subject to Paragraph 5.1 of the Lease.

          J. AMENDMENTS. This Sublease may be amended by the parties at any time.

          K. CONFLICTING PROVISIONS. In the event of any conflict between a provision in this Sublease and a provision in the Agreement, the provision in this Sublease shall take precedence.

          L. COMPLETE AGREEMENT. This Sublease contains the entire understanding between the parties with respect to matters set forth herein, and no prior stipulation, agreement or understanding, verbal or otherwise, between the parties, or their agents, shall be valid or enforceable unless embodied in the provisions of this Sublease.

          M. WAIVER. No waiver of any provision of this sublease shall be valid and binding unless in writing and executed in the same manner as the execution of this Sublease.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the 19th day of August, 1996 but actually on the date below each signature.

                              LOUISVILLE/JEFFERSON COUNTY
                              REDEVELOPMENT AUTHORITY, INC.,
                              a Kentucky non-profit, non-stock corporation and local redevelopment authority

                              By:  /s/ Frank Jemley, III
                                   ---------------------------------------------
                                       Frank Jemley, III, President
                                       Date:  19 August, 1996

                              UNITED DEFENSE L.P., a Delaware
                              limited partnership

                              By:  /s/ Frederick M. Strader
                                   ---------------------------------------------
                              Title:  Vice President and General Manager

                                           Date:  19 August, 1996

                              The undersigned, a duly authorized officer of FMC Corporation, a Delaware Corporation, General Partner in United Defense L.P. hereby attests and certifies that Frederick M. Strader, Vice President and General Manager of United Defense L.P. has been delegated the requisite authority by and on behalf of FMC Corporation to bind United Defense L.P. to this Sublease in all respects.

                              FMC CORPORATION, a Delaware
                              corporation, General Partner

                              By:  /s/ William W. Warren
                                   ---------------------------------------------

                              Title:  Assistant Secretary

                              Date:  19 August, 1996

                                PRIMARY PREMISES

                                    EXHIBIT C

--------------------------------------------------------------------------------
Building No.                            Square Footage
------------                            --------------
A                                       141,139
B                                       123,284
C                                       124,998
D                                       104,990
E South utility area                    5,100
0                                       2,927
23                                      518
31                                      1,608
41                                      518
48                                      15,817
51                                      4,148
52                                      4,148
55                                      ______
56                                      ______
62                                      27
65                                      4,288
66                                      4,288
74                                      6,153
81                                      566
85                                      843
87A                                     3,850
90                                      5,095
92                                      4,786
93                                      4,480
100                                     259
101                                     292
103                                     ______
111                                     675
113                                     4,480
120                                     1,500
125                                     374
126                                     374
127                                     374
128                                     70
135                                     500
Oxygen Tank                             ______
Tanks 60, 61, 95, 98 and 138
Ammonia Tank (West of G)

--------------------------------------------------------------------------------
Nitrogen Tank (West of G)
--------------------------------------------------------------------------------
T31

--------------------------------------------------------------------------------




                                 Square Footage
                                 --------------


          19 August 1996   -    31 December 1997     1,042,818 sq. ft.*

          1 January 1998   -    31 December 1998       776,798 sq. ft.**

          1 January 1999   -    31 December 1999       632,012 sq. ft.

          1 January 2000   -    31 December 2000       632,012 sq. ft.

          1 January 2001   -    18 August 2001         632,012 sq. ft.


  * Will be reduced by 107,504 square feet as to Building G sixty (60) days after the building is vacated, if vacated before 31 December 1997.

** Will be reduced by 144,786 square feet as to Building F sixty (60) days after the building is vacated, if vacated before 31 December 1998.

                                    EXHIBIT A

                       PRIVATIZATION CONTRACTOR AGREEMENT

          THIS PRIVATIZATION CONTRACTOR AGREEMENT is made and entered into as of the 19th day of August, 1996, by and between LOUISVILLE/JEFFERSON COUNTY REDEVELOPMENT AUTHORITY, INC., a Kentucky non-profit, non-stock corporation and local redevelopment authority ("LRA") , with a mailing address of Suite 400, 600 West Main Street, Louisville, Kentucky 40202 and UNITED DEFENSE L.P. ("UDLP"), a Delaware limited partnership comprised of the BMY Combat System Division of Harsco Corporation, a Delaware corporation, and the Defense Systems Group of FMC Corporation, a Delaware corporation, with a mailing address of 4800 East River Road, Minneapolis, Minnesota 55421.

          W I T N E S S E T H:

          WHEREAS, the Base Realignment and Closure Commission, as hereinafter defined, selected the Naval Ordnance Station, Louisville, a division of the Naval Surface Warfare Center ("NOSL"), for closure and privatization in place of the repair, overhaul and remanufacturing work currently being performed by the United States Navy (the "Navy") at NOSL; and

          WHEREAS, the LRA was formed by the City of Louisville and Jefferson County, acting by and through their respective executive and legislative branches, to establish a method and means for the privatization in place of NOSL; and

          WHEREAS, UDLP has made a proposal to the LRA with respect to the privatization of a portion of the repair, overhaul and remanufacturing work currently being performed at NOSL, and the LRA has selected UDLP as a privatization contractor for NOSL in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, as hereinafter defined, the following words and/or terms shall have the meanings set forth below and such meaning shall take precedence:

          A. "AAV" shall mean the Amphibious Assault Vehicle designed and built by UDLP for the United States Marine Corps.

          B. "Act: shall mean the Defense Base Closure and Realignment Act of 1990, Pub. L. No. 101-510, 104 Stat. 1808, 10 U.S.C. 2687, as amended, from time to time.

          C. "Agreement" shall mean this Privatization Contractor Agreement, as amended, from time to time.

          D. "Best Efforts: shall mean UDLP's commitment of business resources, including monetary and personnel resources, sufficient to accord a high probability of success to the matter in respect of which such commitment is made, provided, however, that such commitment shall not impair or limit in any way UDLP's ability to negotiate contracts with its customers and suppliers containing prices and other terms acceptable to UDLP. It is expressly understood by the parties that this Agreement does not impose a fiduciary standard on either party and, notwithstanding the use of the term "best efforts", no fiduciary relationship exists between the parties to this Agreement. The only standard governing the conduct of the parties under this Agreement is one of good faith and fair dealing. Additionally, the parties agree the term "best efforts" shall not mean or be defined as in the case of IN RE BETTY ELIZABETH HEARD, 6 Bankr. 876, 6 Bankr. Ct. Dec. (CRR) 1272 (1980).

          E. "BRAC" shall mean the Base Realignment and Closure Commission as established under the Act.

          F. "CIWS" shall mean the Gun Center of Excellence to be established by the LRA at NOSL.

          G. "Center" shall mean the Gun Center of Excellence to be established by the LRA at NOSL.

          H. "Core Jobs" shall mean the jobs at NOSL for which employees will be hired within four (4) months of the Hot Turnover Date, as set out in Section 9 hereof. Core Jobs does not include jobs for which employees will be hired on or after the Hot Turnover Date to perform the Additional Work.

          I. "FOTS" shall mean the Follow-On Technical Support repair and overhaul of guns and other equipment for use on ships which have been or will be transferred by the Navy to foreign government navies.

          J. "HMSC" shall mean Hughes Missile Systems Company, a Delaware corporation.

          K. "Hot Turnover Date" shall mean the date upon which the privatization in place at NOSL begins, and NOSL is turned over operationally by the Navy to the LRA which date is scheduled to be 19 August 1996 or such later date as determined by the Navy.

          L. "NSFS" shall mean the Naval Surface Fire Support program involving the Mark 45 gun upgrade.

          M. "Non-CIWS Work" shall mean all of the repair, overhaul and remanufacturing work to be performed for the Navy by UDLP at NOSL which work does not include the CIWS, RAM and TAS work to be performed by HMSC at NOSL. The Non-CIWS work performed at NOSL is set forth on EXHIBIT A which is attached hereto and incorporated herein by reference.

          N. "OEM" shall mean the Original Equipment Manufacturer for the Navy.

          O. "Union" shall mean Local Lodge 830 of the International Association of Machinists and Aerospace Workers, AFL-CIO.

          P. "Preferential Hiring Treatment" shall mean giving the right of first refusal to fill job openings to former NOSL employees who are qualified for such jobs and who were laid off as a result of the Navy Closing of NOSL.

          Q. "RAM" shall mean the Rolling Airframe Missile system repair, overhaul and remanufacturing work to be performed at NOSL. The OEM for RAM is HMSC.

          R. "Sublease" shall mean the sublease by and between the LRA and UDLP to be entered into contemporaneously with this Agreement.

          S. "TAS" shall mean the mark 23 Target Acquisition System repair, overhaul and remanufacturing work currently being performed at NOSL. The OEM for TAS is represented by HMSC.

     2. HISTORICAL INFORMATION. NOSL was opened by the Navy in 1941 to provide depot-level maintenance, overhaul, repair and remanufacturing of small to large caliber naval guns and gun weapon systems. NOSL is the only remaining full-service gun and gun weapons system facility in the United States. NOSL encompasses 92 buildings on 142 acres, more or less, which include a total of approximately 1,630,000 square feet of production, administrative, supply and miscellaneous support space. In response to the BRAC recommendation that NOSL be placed on the 1995 base closure list, the LRA was established to privatize in place the workload at NOSL. In support of the privatization in place of NOSL, UDLP and the City of Louisville and Jefferson County entered into a Cooperative Agreement, dated 3 June 1995 (the "Cooperative Agreement"), in that regard.

     3. SELECTION OF UDLP. On 7 March 1996 the LRA designated UDLP to be the privatization contractor at NOSL to privatize in place the Non-CIWS Work at NOSL subject to negotiation of a mutually acceptable agreement between the LRA and UDLP. On March 12, 1996 the LRA notified the Navy of the selection of UDLP as a privatization contractor at NOSL by facsimile transmission, a copy of which is attached hereto as EXHIBIT D and incorporated herein by reference.

     4. UDLP COMMITMENT TO CENTER. UDLP commits to establishment of the Center as a world-class gun facility and will use its best efforts to cause the Center to be successful UDLP's "best efforts" shall be governed by the definition as set forth in Section 1.D. above and will include publicizing the establishment of the Center in trade publications, and directing the work planned for the Center described in EXHIBIT C, which is attached hereto and incorporated herein by reference, to NOSL. UDLP commits to use its best efforts to seek a business relationship with United Parcel Service ("UPS") for the purpose of establishing a regional, national, and international defense equipment logistics and maintenance hub at NOSL and, consistent with Section 1.D. above, to commit sufficient business resources to the relationship to give it a high probability of success.

     5. TRANSITION COSTS. UDLP agrees that, as between the LRA and UDLP, and without limiting UDLP's ability to recover such costs from the navy and/or other agency of the U.S. Government, UDLP will be responsible for all transition costs associated with the performance of the transition improvements as required to be performed pursuant to Section 13 of the Sublease.

     6. EQUITABLE TREATMENT OF RETIREMENT ISSUES. UDLP agrees to use its best efforts and will cooperate with the LRA in its attempt to find a reasonable legislative or nonlegislative solution to the retirement benefits issues with respect to current NOSL employees: provided, however, and subject to any collective bargaining agreement between UDLP and the Union, it is understood that UDLP shall have no obligation to pay such retirement benefits paid to similarly situated employees at other UDLP operations; and provided, further, it is understood that years of government service will not be used for purposes of calculating the amount of such benefits.

     7. RECOGNITION OF UNION. UDLP reasonably expect to fill a majority of its Production and Maintenance openings with employees from the bargaining unit currently represented by the Union. Therefore, UDLP will recognize the Union as the exclusive bargaining agent for the classifications described below when UDLP becomes the Employer of record. UDLP will recognize the bargaining unit as all Production and Maintenance employees excluding Programming, Tool Design, Quality Assurance, Environmental, guards, supervisors as defined by the National Labor Relations Act, office and clerical personnel, confidential, professional employees and all salaried personnel. UDLP agrees to negotiate in good faith with the Union to reach an agreement concerning the terms and conditions of employment for members of the bargaining unit of UDLP at NOSL.

     8. WAGES AND BENEFITS. UDLP agrees that the wages to be paid to employees within the UDLP bargaining unit at NOSL will not be less than the current wages paid to such employees as of the Hot Turnover Date. UDLP agrees to provide benefits to employees within the UDLP bargaining unit which are substantially equivalent to the benefits provided by UDLP to its other hourly employees. UDLP agrees to grant vesting credit to all current employees of NOSL hired by UDLP for purposes of vesting under pension and/or retirement benefit plans provided to bargaining unit employees of UDLP at NOSL. (Vesting means eligibility for the benefit only; years of government service will not be used for purposes of calculating the amount of the pension benefit.)

     9. COMPLEMENT OF EMPLOYEES. As of the Hot Turnover Date, UDLP agrees that it will give current employees of NOSL Preferential Hiring Treatment, and that it will hire a minimum of 397 employees from the current NOSL work force to perform core gun work and other work at NOSL as of the Hot Turnover Date. As of the Hot Turnover Date, UDLP will hire (a) an additional 25 employees from the current work force at NOSL to perform the plating operations at NOSL; (b) an additional 50 employees from the current work force at NOSL to perform supply services; and (c) an additional 90 employees from the current work force at NOSL to perform engineering services relating to the current gun work and other work to be privatized by UDLP at NOSL. In the aggregate, and as listed as Core Jobs on EXHIBIT B, which is attached hereto and incorporated herein by reference, UDLP will hire a minimum of 562 employees from the current NOSL work force as of the Hot Turnover Date to perform the work described in this Section 9 subject to the future agreement between the LRA, UDLP and the Navy as to the privatization of jobs referenced in
Section 9(b) and (c) hereof.

    10. COMMITMENT FOR ADDITIONAL WORK AT NOSL. As set forth on EXHIBIT B AND
C, UDLP agrees to perform the following categories of work at NOSL: (a) NSFS engineering work on the MK 45 upgrade backfit; (b) new MK 45 machining work; (c) MK 45 upgrade backfit work; (d) FOTS repair and overhaul of guns and other equipment for use on ships which have been or will be transferred by the Navy to foreign government navies; (e) AAV suspension upgrade work to be performed for the United States Marine Corps; (f) new MK 96 patrol craft gun work; and (g) the proposed UDLP/UPS defense equipment logistics and maintenance hub at NOSL as described in Section 4 hereof. Items (a) through (g) as set forth on Exhibits B and C are collectively referred to as "Additional Work." The estimated number of employees to be hired by UDLP to perform the Additional Work commitment at NOSL is set forth on EXHIBIT B. UDLP agrees that it will give Preferential Hiring Treatment for the performance of Additional Work to former NOSL employees who are laid off as a result of the Navy closing at NOSL. The individual numbers of employees set forth on EXHIBIT B with respect to such Additional Work constitutes UDLP's reasonable good faith projections as of 28 May 1996.

    11. NO TRANSFER OF CORE JOBS FROM NOSL. UDLP agrees that all of the Core Jobs referenced in Section 9 above shall remain at NOSL and will not be moved or transferred to any other location by UDLP. UDLP shall use its best efforts and will encourage the Navy program manager(s) for the Non-CIWS Work to keep all such Core Jobs at NOSL.

    12. NO COMPETITION BY MINNEAPOLIS. UDLP currently operates a facility in Minneapolis which has the capacity for competing directly with NOSL. UDLP agrees unconditionally that it will not compete for NON-CIWS Work or the Additional Work, as described in Sections 9 and 10 above, at Minneapolis. This provision is not intended to conflict with any prior written agreements which UDLP has with any labor organizations or any other written agreements which UDLP currently has.

    13. PLATING FUNCTION. UDLP agrees to operate the plating operation currently operate at NOSL until such time as a commercial plating company, acceptable to UDLP and the LRA, is selected by the LRA to become the permanent operator of the plating facility. It is UDLP's intention to market the plating facility aggressively and to establish a rapid turn around plating operation. UDLP believes that the rapid turn around plating operation can be established in conjunction with UPS whose cargo operations are located near NOSL.

    14. INTERNATIONAL FLEET SUPPORT OFFICE. UDLP will establish an International Fleet Support office at NOSL which will coordinate fleet needs for UDLP privatized product lines at NOSL and will transfer a minimum of five (5) UDLP employees to NOSL to staff this office.

    15. SUBLEASE. In the case of any conflicting provisions between this Agreement and the Sublease, the provisions in the Sublease shall be controlling and shall take priority over the provisions of this Agreement.


    16. COOPERATION. The LRA and UDLP, respectively, agree to cooperate with each other with respect to matters covered by this Agreement. Each party will provide reasonable assistance to the other party with respect to matters involving the Navy. With respect to mutual issues concerning the Navy, the parties will cooperate and present to the Navy a "united front."

    17. DEFAULT. If either party shall be in default in the observance or performance of any covenant or agreement hereunder, including, but not limited to the default in the covenant to pay rent under the Sublease, the non-defaulting party shall give to the defaulting party notice in writing of such default. Except as to the payment of rent under the Sublease, the defaulting party shall have thirty (30) days after such notice is received to remedy the default or, if such default may not be remedied within said time period, the defaulting party shall have begun, in good faith, to undertake to remedy such default in as short a period of time as possible. Any default regarding
Section 9 or 10 of this Agreement (taking into account the related provisions hereof, including but not limited to Sections 1.D., 19, and 24) shall (i) be callable not more than once within any year (measured in terms of anniversaries from the Hot Turnover Date), and (ii) not be deemed to occur unless the Total United Defense Jobs, as projected by UDLP as EXHIBIT B, falls more than ten percent (10%) below the level specified on EXHIBIT B. In the event that the defaulting party fails to remedy such default, the non-defaulting party shall have the right to terminate this Agreement and the Sublease, subject to any applicable further requirements regarding Sublease termination as set forth in
Section 8 of EXHIBIT D, but such termination shall not deprive the non-defaulting party of any other action or remedy provided by law for the recovery of damages occasioned by such default.

    18. FORCE MAJEURE. Neither party shall be liable for failure or delay in performance under this Agreement or the Sublease which is due to any cause or occurrence beyond the reasonable control of the party who has failed or delayed in its performance. Without limiting the generality of the foregoing, such cause or occurrence shall include strike, lockout work stoppage, war or other violence, inability to obtain materials and supplies, fire, flood, natural causes, any laws, proclamation, regulation or action of the U.S. Government (acting in its contractual or sovereign capacity), interruption of or delay in transportation, and act of God. In the event of the happening of any such contingency, the party affected shall give immediate notice thereof to the other party but not later than two (2) business days after the management of the party affected shall first become aware of such contingency and shall be relieved from its performance under this Agreement and the Sublease until such contingency has been eliminated to the extent that the party affected has the ability to resume performance under this Agreement and the Sublease.

    19. ARBITRATION. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the Sublease or the breach thereof, that have not been resolved amicably by the parties, including, without limitation, those matters set forth in Section 18 hereof, shall be decided by arbitration in accordance with KRS Chapter 417 and the Rules of the American Arbitration Association as existing, from time to time, unless the parties agree otherwise. Each of the parties may nominate one arbitrator, and the two arbitrators nominated by the parties shall select a third arbitrator from a list submitted by the American Arbitration Association. The decision of the panel of arbitrators shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The award shall be in writing and signed by the arbitrators joining in the award. The arbitrators shall deliver a copy of the award to each party by certified mail, return receipt requested. The panel of arbitrators shall deliver its award within thirty (30) days of the submission to it; provided, however, this time period may be shortened or extended by the mutual agreement of the parties. Prior to filing a demand for arbitration, the complaining party shall file a written notice to the other party setting forth the claims, disputes or other matters in question, and the parties shall meet within seven (7) days thereafter to attempt to resolve their differences, and the party to whom such notice was delivered shall render its decision, in writing, concerning the claim, dispute or other matters in question within seven (7) days following such meeting. Notice of the demand for arbitration shall be filed in writing with the other party to the Agreement and with the American Arbitration Association within seven (7) days following receipt of the written answer as set forth in the preceding sentence.

    20. AUTHORITY. Each party represents and warrants to the other party that it has the authority to enter into this Agreement without the prior written consent or approval of any other person or entity, that the person executing this Agreement for such party has been duly authorized to execute the same and that this Agreement shall be binding upon such party in accordance with its respective terms.

    21. NO ASSIGNMENT BY UDLP. UDLP may not assign, sell, convey or otherwise transfer its rights under this Agreement without the prior written consent of the LRA; provided, however, no such consent shall be required for any transfer
(i) to another controlled affiliate of FMC Corporation or (ii) to any entity which is acquiring substantially all of the assets of UDLP; provided, further, with respect to such assignee no such assignment shall affect the rights or obligations of the LRA or any assignee hereunder; and, provided, further, such assignment shall contain no conditions which in any way relieve the assignee from assuming and being bound to complete the balance of the Agreement as it exists on the date of assignment as if such assignee had been an original signatory hereto.

    22. ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous agreements and understandings, written or oral, between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by and on behalf of such parties.

    23. UDLP CONTINGENCIES. The commitments and conditions herein as well as those in the Sublease are subject to (i) the existence and application of contracts covering the business committed to hereunder, (ii) the terms and conditions of such contracts and (iii) any actions that may be taken by the U.S. Government or any other customers that have a significant adverse impact on UDLP's business; provided, however, UDLP shall use its best efforts to encourage its customers to direct and/or retain Non-CIWS work and the Additional Work specified herein at NOSL.

    24. ENVIRONMENTAL RELEASE PRIOR TO HOT TURNOVER DATE. UDLP and the LRA mutually release each other in perpetuity from any and all environmental response action liability, remediation costs and damage to the environment or natural resources resulting from or predicated upon hazardous substances, pollutants, contaminants, toxic substances (including but not limited to asbestos), petroleum or petroleum derivatives, as those terms are defined under any law or regulation of the United States, Commonwealth of Kentucky, City of Louisville or Jefferson County, (collectively referred to as "Environmental Conditions") existing at or otherwise placed in or upon or disposed of at or near NOSL prior to the Hot Turnover Date.

    25. GENERAL RELEASE PRIOR TO HOT TURNOVER DATE. UDLP and the LRA mutually release each other in perpetuity from all liability for injury, death, disease, propety damage or loss, and any labor or employment-related claims or damages caused by the acts or omissions of the Navy, its employees, servicemen or women, subcontractors or suppliers, or business guests (other than UDLP or the LRA, or their repective representatives, employees, or suppliers) at NOSL prior to the Hot Turnover Date.

    26. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

    27. PARAGRAPH HEADINGS. The headings of the several paragraphs of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

    28. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, sent by facsimile transmission or sent by certified mail, return receipt requested and postage prepaid, addressed to:

     LRA: Louisville/Jefferson County Redevelopment Authority, Inc. 600 West Main Street, Suite 400
               Louisville, Kentucky  40202
               Attn:  President

               Copy to:  Grover C. Potts, Jr.

               Wyatt, Tarrant & Combs
               2500 Citizens Plaza
               Louisville, KY  40202

     UDLP:     United Defense L.P.
               163 Rochester Drive
               Louisville, Kentucky  40214
               Attn: Michael L. Seale

               Copy to:  W.W. Warren
               United Defense LP
               4800 East River Road
               Minneapolis, Minnesota  55421

               Copy to:  Mr. Richard M. Sullivan
               Conliffe, Sandmann & Sullivan
               621 West Main Street
               Louisville, Kentucky  40202

All notices, requests and other communications shall be deemed received on the date of actual receipt thereof. Either party may change the address or the designation to which notices are sent under this Section by providing the other party written notice thereof as provided for herein.

    29. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law in order to preserve the essential purpose of the Agreement.

    30. FURTHER ASSURANCES. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement; provided, however, that the party to whom a request is made to make, execute or deliver such documents or to perform such additional acts shall not be liable for any additional costs as a result thereof.

    31. OTHER PARTIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and assigns, any rights, remedy or claim under or in respect to this Agreement or any provision thereof.

    32. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance by UDLP of its obligations under Section 9 of this Agreement.

    33. COUNTERPART COPIES. This Agreement may be executed in several counterparts each and every one of which shall be deemed to be an original.

    34. LIMITATION ON DAMAGES. In no event shall either party be liable to the other party for any indirect, special, consequential, incidental, multiple, exemplary or punitive damages with respect to any dispute or claim which may arise between the parties in connection with this Agreement or its performance by either party; provided, however, this Section shall not be construed to limit equitable or injunctive relief against either party.

    35. WAIVER OF CLAIMS. The LRA and UDLP hereby waive and agree not to assert against each other any monetary claims, or other claims, action and/or causes of action (collectively "Claims"), of any kind or nature, either known or unknown, which either may have now or in the future may have against the other, arising prior to the date of this Agreement, including as to the LRA, its employees, its Board of Directors, the City of Louisville or Jefferson County, and as to UDLP, its officers, employees and Board of Directors including its partner corporations, including, without limitation, any Claims which either now has with respect to the Cooperative Agreement, and the LRA and UDLP agree that from this date forward the Cooperative Agreement shall be deemed to have been fully satisfied and shall hereinafter be null, void and of no further legal effect. In interpreting the preceding sentence, the parties specifically agree that no Claim is waived or released in respect of any act or omission occurring on or after the date of this Agreement, it being the parties' governing intention that no Claim or other legal recourse of any nature is waived or released in respect of this Agreement or the parties' obligations arising thereunder or with respect thereto.

    36. TERM AND TERMINATION. As set forth in Section 3 hereof, UDLP has been selected as the privatization in place contractor for the Non-CIWS Work at NOSL such Non-CIWS Work to be performed by UDLP under contract(s) with the Navy. This Agreement and the Sublease shall be for one year beginning 19 August 1996 and ending 18 August 1997. This Agreement shall be renewed annually thereafter by UDLP if the Sublease is renewed with the initial plus renewal terms of this Agreement, in the aggregate, being coterminous with the length of the contract(s) with the Navy for the Non-CIWS Work, all Additional Work (to the extent UDLP is successful in using its best efforts to obtain the same) and all other work obtained by UDLP under contract with the Navy, together with the orderly cessation of UDLP's operations at the Center. Notwithstanding anything to the contrary in this Section, it is the intention of the parties that the equipment and space requirements provided by the LRA to UDLP under the Sublease shall be as required by UDLP in order to perform all of its contracts with the Navy for the Non-CIWS Work, the Additional Work and other work obtained by UDLP from the Navy. The parties recognized that the various contracts between UDLP and the Navy may be varied as to length. In the event that a specific contract(s) with the Navy is proposed by UDLP to be performed at NOSL which requires additional equipment and/or space, the LRA and UDLP agree to use their respective best efforts to accommodate the performance of such contract(s) at NOSL. In the event that the Navy decides to terminate contract(s) with UDLP for specific work at NOSL, the LRA and UDLP will use their respective best efforts to effectuate such termination with as little disruption to the remaining work at NOSL as possible. In the event of any such termination by the Navy, UDLP agrees to cooperate with the LRA, consistent with the terms of the Sublease, with the transition to other privatization contractors.

    37. CONDITION PRECEDENT. It is understood by the parties that a condition precedent to the performance by either party of this Agreement on or after the Hot Turnover Date is the receipt by each respective party of assurances, satisfactory to each respective party, from the Navy that environmental remediation will be performed at NOSL and that risk protection will be provided by the Navy to the LRA, which risk protection will be provided to UDLP through the Sublease, at such levels as will protect the LRA and UDLP, to their respective satisfaction, with respect to third party (toxic tort) liability and response action liability arising from related to or predicated upon any Environmental Conditions existing at NOSL prior to the Hot Turnover Date.

    38. NO ABROGATION OF AGREEMENT. Neither party shall abrogate any term or condition of this Agreement.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 19 day of August, 1996 but actually on the date below each signature.

                                   LOUISVILLE/JEFFERSON COUNTY REDEVELOPMENT
                                   AUTHORITY, INC., a Kentucky non-profit,
                                   non-stock corporation and local redevelopment authority

                                   By:  /s/ Frank Jemley, III
                                   ---------------------------------------------
                                           Frank Jemley, III, President

                                   Date:  19 August, 1996


                                   UNITED DEFENSE L.P., a Delaware limited
                                   partnership

                                   By:  /s/ Frederick M. Strader
                                   ---------------------------------------------

                                   Title:  Vice President and General Manager

                                   Date:  19 August, 1996

                                   The undersigned, a duly authorized officer of FMC Corporation, a Delaware Corporation, General Partner in United Defense L.P. hereby attests and certifies that Frederick M. Strader, Vice President and

                                   General Manager of United Defense L.P. has been delegated the requisite authority by and on behalf of FMC Corporation to bind United Defense L.P. to this Sublease in all respects.


                                   FMC CORPORATION, a Delaware corporation,
                                   General Partner

                                   By:  /s/ William W. Warren
                                   ---------------------------------------------

                                   Title:  Assistant Secretary

                                   Date:  19 August, 1996

                                    EXHIBIT A

                         Non-CIWS Work performed at NOSL

Mark 45 5"/54 Gun Mount

     -2J Cog, Mod 1, Mod 1 Ordalt Inst, Mod 1 Pier Side, Ordalt
     Mfg., Ordalt Prototypes
Mark 75 76mm Gun System
     -2J Cog, Overhauls, Pier Side Support
Gun Barrels
     -for MK 45, Mk 42, Mk 75
Mark 19 Machine Gun
Mark 11 Salute Mount
Mark 68 20mm Mount
Mark 16 20mm Mount
Mark 2 81mm Mortar
Mark 4 60mm Mortar
Mark 15 CIWS (subcontract work to CIWS operator)
Mark 24 Target Designator Transmitter
Mark 79 Control Panel
Mark 10 Dummy Director
NAVICP 7H Cog Work
Mark 92 Fire Control System CASS/STIR Antenna
Mark 160 Gun Computing System
Mark 46 Optical Site
Mark 32 Surface Vessel Torpedo Tubes
*Mark 23 Target Acquisition System
NATO SeaSparrow Missile Launching System
Mark 36 Decoy Launching System
Mark 17 Turbine Pump Ejection System
Mark 19 Turbine Pump Ejection System
Mark 5 Terrier Launcher System
Ball Valves

*SUBJECT TO AGREEMENT BETWEEN LRA, UDLP ND HMSC

                                                                                                                    EXHIBIT B
                                                                                                                    ---------

                                                                   TOTAL UNITED DEFENSE JOBS AT LOUISVILLE


                                                   1996      1997      1998      1999      2000      2001      2002      2003
                                                   ----      ----      ----      ----      ----      ----      ----      ----
Privatized Guns Rep/Overhaul                        240       240       190       215       185       195       195       195
Privatized Other Rep/Overhaul                       157       157       127       142       122       132       132       132
Privatized Plating                                   25        25        25        25        25        25        25        25
Privatized Engineering*                              90        90        90        90        90        90        90        90
Privatized Supply*                                   50        50        50        50        50        50        50        50
                                                     --        --        --        --        --        --        --        --
Subtotal - Core Jobs                                562       562       482       522       472       492       492       492

New Intl Fleet Support Office                         5         5         5         5         5         5         5         5
New NSFS Mk 45 Engineering                           50        50        50        50        50        50        50        50
New FOTS                                             50       115       110       100        90        90        90        70
New Mk 45 Machining Work                                       15        30        30        30        30        30        30
New AAV Susp Upgrade                                           55       105       105       105       105       105       105
New Patrol Craft Gun (Mk 96)                                             30        50        50        50        50        50
New NSFS Mk45 Upgrade Bkft                                                        240       240       240       240       240
Jobs from UDLP/UPS Partnrshp                        unk       unk       unk       unk       unk       unk       unk       unk

TOTAL UNITED DEFENSE JOBS                           667       802       812      1102      1042      1062      1062      1042

Other Jobs for Reference

-Hughes CIWS                                        225       225       225       225       225       225       225       225
-Hughes Prvtzd Engrg                                 60        60        60        60        60        60        60        60
-Navy Engineering                                   125       125       125       125       125       125       125       125
-DCMO                                                25        25        25        25        25        25        25        25
-Plating New Optr Increment                                              25        25        25        25        25        25
Total Non-UDLP Jobe                                 435       435       460       460       460       460       460       460

TOTAL ALL JOBS                                     1102      1237      1272      1562      1502      1522      1522      1492


             Best United Defense Projections as of 19 February 1996.

                    OTHER JOBS AT CENTER ARE SHOWN FOR REFERENCE

*Privatization of Engineering, General Services and Supply jobs is subject to future agreement between the LRA, UDLP and the Navy.

UNITED DEFENSE PRIVATE

                                                                       EXHIBIT C

                     UDLP ADDITIONAL WORK TO BE PERFORMED AT NOSL

Naval Surface Fire Support (NSFS)
This program is divided into two phases.

This 1st phase requires two guns to be upgraded as prototypes in 1996 for later test. Any used gun which is required for prototyping will be inducted into the NOSL facility, where disassembly and refurbishment operations will be conducted. Any modification, new build, or reassembly and test operations will not be conducted at the Center. No work on new guns which is required for the prototyping phase will be conducted at the center. The Louisville work will probably be started as organic Navy work at the Center and finished as UDLP contract work there. The net job impact of this work after the Hot Turnover Date is very small since the work must be completed in 1996.

The 2nd phase is planned to begin in 1999, when a Mk 45 gun backfitting program will start. Current plans indicate that six guns will be upgraded yearly. While not now in the budget, UDLP would expect to be successful in getting funds programmed to do 60 total upgrades by 2010. Simultaneously, UDLP would be building three new guns each year with the improved NSFS capability. UDLP would do all the manufacturing work for the used guns at the Center (except for actual modification kits).

The Mk 45 upgrade backfit portion of the NSFS program is expected to generate 240 new jobs at the Center beginning in 1999.

FOLLOW-ON TECHNICAL SUPPORT (FOTS)
This program is a 10 year long effort which is not now funded. VSE Corporation doing business as a joint venture under the name BAV is expected to be the prime contractor to the Navy. UDLP intents to be a subcontractor to VSE to perform certain work.

The intended work which UDLP will conduct at the center is the normal repair, overhaul and major maintenance of Navy ordnance systems which have historically been done at NOSL. This work applies to classes of Navy surface combatants which will be leased or otherwise conveyed to foreign navies and for which appropriate work is contracted on the FOTS program.

The work UDLP will conduct at the Center will be on large items such as Mk 42 Naval Guns and Mk 112 ASROC Launchers. Each item for repair and overhual will be separately evaluated for repair at pierside or at the Center.

The original FOTS prime contract was estimated by the US Navy to have a ceiling value of $1 billion. UDLP estimates that 20% of the work under the contract will be related to ordnance systems which can be repaired at the Center. This works out to $20 million per year of work which could be done at the Center.

For market planning purposes, UDLP reduced this to $15 million yearly. Also for planning purposes, we assume 33% of the work is out-sourced. This leaves jobs for about 110 new jobs at the Center beginning in 1997.

AMPHIBIOUS ASSAULT VEHICLE (AAV) SUSPENSION UPGRADE
UDLP designed and built all the Marine Corps' AAVs. About 1,300 vehicles exist. They are the current primary means by which the Marines go ashore in an amphibious action. A new amphibious vehicle (AAAV) is being developed by the Marine Corps. The AAAV will not go to production until about 2006. One likely possibility is that the Marine Corps will upgrade the AAV for use during the next 10-15 years, until the AAAV comes on-line. In this case, the Marine Corps will probably try to perform this upgrade themselves in the Albany, Georgia Depot. A key part of the upgrade is a suspension improvements. UDLP will seek to perform the suspension upgrade at the Center under a partnership arrangement with the Albany Depot. Thus UDLP will propose to do the AAV Suspension Upgrade at the Center.

It is UDLP's understanding that the AAV Suspension Upgrade is in the Government's budget. UDLP believes it is programmed over 6 years beginning 1997, at a rate of 210 vehicles yearly. UDLP estimates that the new job impact is 105 employees continuously, beginning in mid-1997.

MK 96 GUN
The Mk 96 gun is a stabilized small caliber gun mount used on patrol craft. It was developed by NOSL. Only 18 such mounts will have been delivered by the time the supply of Mk 38 gun carcasses is consumed. There will continue to be a need for stabilized mounts to be used on PC's. However, options for meeting the requirement must be developed. Such options include a Mk 96 gun which is built from scratch, a Mk 75 modified gun, or a 57 mm or 60 mm gun. The worldwide market for such guns is believed to be about 400 units. The value of each gun would be about $0.5-1.0 million. All of the work to build this gun would be performed at the Center. We believe it would spread over about 6 or 7 years. Substantial international competition will exist. The US would need to jump start this program by funding sufficient work to design and build test units which would compete with foreign sources.

NEW MK 45 MACHINING WORK
The new work being identified for placement into the Center consists of certain existing work currently being conducted by suppliers of UDLP in the Minneapolis area. It is close tolerance machining work on small to medium-sized components of the Mk 45 Gun Mount. It will be low volume work on a range of 1000 to 1500 different part numbers, many of them requiring heat treat, plating and painting, as well as machining.

NSFS ENGINEERING WORK
UDLP intends to employ engineers and other technical support personnel for certain work on the new NSFS program as well as other Navy programs. The scope of this work could cover aspect of product development and Life Cycle Support, such as logistics, analysis, Realiability, Maintainability and Availability (RM&A), Safety Engineering, Mechanical Engineering, Electrical Engineering, Environmental, software engineering system engineering, test engineering and technical services, etc. These personnel will be working on some modifications as well as some new design on certain programs which could include guns, launchers, control systems. networks, sensors, computers and ordnance.

PROPOSED UDLP/UPS MAINTENANCE HUB
United Defense proposes to establish an arrangement with United Parcel Services ("UPS") in which UPS provides transportaion services and UDLP provides repair services for a broad range of military equipment which would be shipped into Louisville from around the world. We envision that this would be a rapid turn-around service which would enable the Navy to reduce the inventory levels of certain equipment now stocked at various intermediate stocking and control points throughout the world. UDLP has signed a non-disclosure agreement with UPS so that the parties can exchange information and explore opportunity. The next step is the creation and signing of a memorandum of understanding. Target products will be chosen for exploring the potential benefits to the Navy. UDLP proposes to consolidate its operations for this venture in L Building.

                           FIRST AMENDMENT TO SUBLEASE
                          OF REAL AND PERSONAL PROPERTY

          THIS FIRST AMENDMENT TO SUBLEASE OF REAL AND PERSONAL PROPERTY ("First Amendment") is made and effective as of the 16th day of October, 1997, except as herein otherwise provided, by and between the LOUISVILLE/JEFFERSON COUNTY REDEVELOPMENT AUTHORITY, INC., a Kentucky non-profit, non-stock corporation and local redevelopment authority ("LRA"), with a mailing address of 163 Rochester Drive Louisville, KY 40214-2683 and UNITED DEFENSE L.P. ("UDLP"), a Delaware limited partnership comprised of the BMY Combat Systems Division of Harsco Corporation, a Delaware corporation, and the Defense Systems Group of FMC Corporation, a Delaware corporation, with a mailing address of 4800 East River Road, Minneapolis, Minnesota 55421.

          W I T N E S S E T H:

          WHEREAS, the LRA and UDLP entered that certain Sublease of Real and Personal Property, dated 19 August 1996 (the "Sublease"), for the subleasing of certain real and personal property located at the Greater Louisville Technology Park ("GLTP"), formerly Naval Ordnance Station, Louisville, Division of the Naval Surface Warfare Center; and

          WHEREAS, the LRA and UDLP have reached certain understandings and agreements with respect to the acquisition of certain space, buildings, and/or improvements at GLTP and have reached other understandings and agreements with respect to the Sublease and desire to memorize said agreements and understandings in this First Amendment.

          NOW, THEREFORE, for and in consideration of the premises, the Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the LRA and UDLP hereby agree as follows:

     1. ADDITIONAL SQUARE FOOTAGE TO BE ADDED TO SUBLEASE. The Primary Premises sublease by the LRA to UDLP, as defined in Section 1.L. of the Sublease and as more particularly described on EXHIBIT C to the Sublease, are hereby amended by adding the following space, buildings and/or improvements in the square footage and as of the effective dates set forth hereinafter:

--------------------------------------------------------------------------------
Building                        Square Feet                 Effective Date
--------                        -----------                 --------------
[1]    L5                       2,000                       1 November, 1996
[2]    96                       5,628                       1 August 1997
[3]    48
       VTC Room                 612                         1 August 1997
[4]    H                        13,723                      16 October 1997
--------------------------------------------------------------------------------

     2. SQUARE FOOTAGE TO BE DELETED FROM SUBLEASE. The Primary Premises subleased by the LRA to UDLP, as defined in this Section 1.L. of the Sublease and as more particularly described on EXHIBIT C to the Sublease, are hereby amended by deleting the following space, buildings and/or improvements in the square footage and as of the effective dates set forth hereinafter:

--------------------------------------------------------------------------------
Building                        Square Feet                 Effective Date
--------                        -----------                 --------------
[1]    G                        107,504                     31 August 1997
[2]    48
       Basement except
       Room 19                    9,809                     16 October 1997
--------------------------------------------------------------------------------

     3. RENTAL. Base Rent and O & M costs, as defined in Section 5 of the Sublease, shall be increased or decreased on a per square foot basis or as to O & M costs by actual costs if available under the Sublease as of the effective dates set forth in Section 1 and 2, respectively, of this First Amendment.

     4. IMPROVEMENT TO BUILDING H. As additional rent for Building H. UDLP shall perform, at its sole expense, improvements to make Building H into a state-of-the-art Engineering and Conference Facility in accordance with the Statement of Work prepared by UDLP and dated 18 February 1997, more particularly described on EXHIBIT 1 attached hereto and incorporated herein by reference. Nothing herein shall deem to prejudice any right of UDLP to seek reimbursement of such expenses under the Workload Contracts, any other contract, agreement or law.

     5. NO FURTHER AMENDMENT. Except as specifically provided herein, the Agreement has not been amended or modified, and the LRA and UDLP hereby ratify and affirm that the Sublease is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the 16th day of October, 1997 but actually on the date below each signature.

                                        LOUISVILLE/JEFFERSON COUNTY
                                        REDEVELOPMENT AUTHORITY, INC., a
                                        Kentucky non-profit, non-stock
                                        corporation and local redevelopment
                                        authority


                                        By:  /s/ Frank Jemley, III
                                             -----------------------------------
                                                Frank Jemley, III, President

                                        Date:  October 16, 1997
                                               ---------------------------------

                                        UNITED DEFENSE L.P., a Delaware limited
                                        partnership


                                        By:  /s/ Frederick M. Strader
                                             -----------------------------------
                                        Title:  Vice President and General
                                        Manager

                                        Date:  October 3, 1997
                                               ---------------------------------

                                        The undersigned, a duly authorized
                                        officer of FMC Corporation, a Delaware
                                        Corporation, General partner in United
                                        Defense L.P. hereby attests and
                                        certifies that Frederick M. Strader,
                                        Vice President and General Manager of
                                        United Defense L.P. has been delegated
                                        the requisite authority by and on behalf of FMC Corporation to bind United Defense L.P. to this Sublease in all respects.

                                        FMC CORPORATION, a Delaware corporation,
                                        General Partner

                                        By:  /s/ William W. Warren
                                             -----------------------------------
                                        Title:  Assistant Secretary

                                        Date:  October 3, 1997
                                               ---------------------------------

STATE OF KENTUCKY     )
                      )  SS
COUNTY OF JEFFERSON   )

     I, Meredith E. Apple, a Notary Public in and for the State and County aforesaid, hereby certify that on the 16th day of October, 1997, there appeared before me Frank Jemley, III, who s the President of Louisville/Jefferson County Redevelopment Authority, Inc. a Kentucky non-profit, non-stock corporation and local redevelopment authority, and who executed the foregoing and acknowledged same on behalf of said corporation.

          My commission expires:  February 13, 2000.

                              /s/ Meredith E. Apple
                              --------------------------------------------------
                              NOTARY PUBLIC


STATE OF MINNESOTA  )
                    )  SS
COUNTY OF HENNIPIN  )

     I William Warren, a Notary Public in and for the State and County aforesaid, hereby certify that on the 3rd day of October, 1997, there appeared before me Frederick M. Strader, in his capacity as Vice President and General Manager of United Defense L.P., a Delaware limited partnership, who executed the foregoing and acknowledged same on behalf of said partnership.

          My commission expires:  January 31, 2000.

                              /s/ William W. Warren
                              --------------------------------------------------
                              NOTARY PUBLIC

STATE OF MINNESOTA    )
                      )  SS
COUNTY OF ANOKA       )

     I, Jill S. DuPay, a Notary Public in and for the State and County aforesaid, hereby certify that on the 3rd day of October 1997, there appeared before me William W. Warren, in his capacity as Assistant Secretary of FMC Corporation, a Delaware corporation, General Partner of United Defense L.P., a Delaware limited partnership, who executed the foregoing and acknowledged same on behalf of said corporation.

          My commission expires:  January 31, 2000.

                                /s/ Jill S. Dupay
                              --------------------------------------------------
                              NOTARY PUBLIC

                         ENGINEERING FACILITY RENOVATION
                                STATEMENT OF WORK
                                      02/18/1997

Purpose: To renovate H building at the old Naval Ordnance Station into a state of the are Engineering and Conference facility for United Defense, L.P.

Renovation of the existing structure is to be completed in two phases. Phase I is for the demolition/renovation of the north section of H - building. The work involved in renovating the north side of the building represents a small amount of the south side conference center. Phase 2 consists of construction of a conference center in the south section of H - building. Due to the volume of work required in the south section, engineering will be operating in the north section while construction of the conference center is completed. Please refer to attached drawings CAF2.

                              PHASE I REQUIREMENTS
                              --------------------

1.     Replacement of foyer doors
2.     Replace of foyer floor
3.     Replacement of current cafeteria awning
4.     Front entrance landscaping
5.     Fill in interior windows in cafeteria managers office
6.     Relocation for projection screen on north wall
7.     Removal of counters
8.     Demolition of current conference room on west wall
9.     Removal of televisions located on columns (retained by UD)
10.    Replacement of windows (clear glass)
11.    Renovation of ceiling and lighting to provide a symmetrical look
12.    Removal of all kitchen equipment including fire suppression system
13.    Removal of water & gas piping to kitchen equipment
14     Renovation of HVAC system
15.    Stub up of power, phone, and computer lines to cubicles
16.    Fill in and door modifications to south wall
17     Drywalling of all exposed block walls
18.    Repaint entire engineering facility
19.    Carpet entire engineering facility
20.    Installation of exterior windows in the engineering managers office
21.    Installation of card key security system

* In any event, Phase I will not exceed $244,000 in expenditures for the above listed requirements.


                                                                       EXHIBIT I
                                                                       ---------

                         ENGINEERING FACILITY RENOVATION
                                STATEMENT OF WORK
                                   02/18/1997

                              PHASE 2 REQUIREMENTS
                              --------------------

1.     Removal of all kitchen equipment including fire suppression system
2.     Removal of all gas, water, and drain line
3.     Demolition of all interior walls (except mechanical room)
4.     Construction of new restrooms
5.     Construction of vending area
6.     Construction of secure visitors walkway and entrance from east lot
7.     Construction conference room
8.     Construction of tiered auditorium (seating for 70 to 80)
9.     Fill in of loading dock opening
10.    Replacement of existing doors
11.    Renovation of ceiling and lighting
12.    Installation of audio visual systems
14.    Renovation of HVAC system
15.    Installation of power, phone, and computer lines
16.    Construction of kitchenette in vending area
17.    Drywalling of all walls
18.    Repaint entire facility
19.    Carpet entire facility
20.    Landscaping of walkway to east parking lot


This is intended to be used as an informational document roughly explaining the scope of work and the concept to be finalized by a licensed architect.

* Phase 2 will not be performed until adequate UDLP workload exists at the Greater Louisville Technology Park to support the listed requirements.

                                 AMENDMENT NO. 1
                                       TO
                            LEASE N62467-96-RP-00147

     THIS AMENDMENT NO. 1, dated the 27th day of September, 1996, made and entered into by and between the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called "Lessee", and the United States of America, acting by and through the Department of the Navy, hereinafter called "Government":

                                   WITNESSETH:

WHEREAS, by Lease N62467-96-RP-00147, dated August 12, 1996, Government leased to Lessee, certain lands and property therein described (hereinafter referred to as the "Premises") for industrial/manufacturing purposes;

WHEREAS, the lease became effective on August 19, 1996;

WHEREAS, as consideration for the lease Lessee was to provide protection and maintenance/repair services for the Premises further described therein;

WHEREAS, the Lessee was also to provide protection and maintenance/repair services through a Cooperative Agreement with the Government for facilities adjacent to the Premises and retained as Government occupied facilities;

WHEREAS, the Lessee will begin providing protection and maintenance/repair services for the Premises required under their lease and services for the Government occupied facilities under the Cooperative Agreement on October 1, 1996;

WHEREAS, it is in the best interest of the Government to continue to provide the protection and maintenance/repair services for the Premises and the Government occupied facilities through September 30 under the existing Government contracts to ensure that the Premises and Government occupied facilities are properly maintained in the interim until the Lessee begins providing services on October 1, 1996;

     NOW, THEREFORE, in consideration of the foregoing, the Government and the Lessee agree as follows:

1. The Government shall continue to provide services to the Premises and the Government occupied facilities under their existing contracts through September 30, 1996.

2. The Lessee agrees to provide all services to the Premises and the Government occupied facilities beginning on October 1, 1996.

3. The Lessee agrees to provide a credit to the Government under the Cooperative Agreement for the cost of services provided to the Government occupied facilities after October 1, 1996 equivalent to the dollar value of services provided to the Premises under the Government contracts for the period of August 19, 1996 to September 30, 1996.

      Except as herein modified, all terms and conditions of said lease shall remain and continue in full force and effect.

                               MODIFICATION NO. 2
                         TO LEASE NO. N62467-96-RP-00147


     THIS MODIFICATION, made and entered into this 18th day of November 1996, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

Paragraph 1. LEASED PREMISES. Revise drawing referred to as Exhibit "A" in
             ---------------
Paragraph one (1) to show Building L-5, Administration Office, Grid G-14, as Louisville/ Jefferson County Redevelopment Authority, Inc. occupied in lieu of Navy occupied.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

WITNESS                                UNITED STATES OF AMERICA


-----------------------------          By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer

                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVLOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
-----------------------------             --------------------------------------
                                       Title: President

                               MODIFICATION NO. 3
                         TO LEASE NO. N62467-96-RP-00147

     THIS MODIFICATION, made and entered into this 24th day of February, 1996, by between THE UNITED STATES OF AMERICA, acting by and through the Department of Navy, hereinafter called the Government, and the Louisville/Jefferson County Development Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that XXX Lease is and shall be amended effective this date as follows:

     Paragraph 1. LEASED PREMISES. Revise drawing referred to as Exhibit "A" in Paragraph one XXX show Bldg. 123, Pass and I.D. Bldg., Grid-14; Structure 75, Rec. Service Center, Grid-J5; Structure 131, Picnic Shelter, Grid-15; Ball fields. Site 2, South of Rochester Drive; Bldg. L-2, XXX Bldg., Grid-I15; Bldg. 17, Storage Shelter, Grid-B17; and Bldg. 96, Police/Fire Station. XXX as Louisville/Jefferson County Redevelopment Authority, Inc. occupied in lieu of Navy XXX. The execution of a lease by Louisville/Jefferson County Redevelopment Authority XXX) to the Greater Beechmont Youth Sports Program will serve as the written notice of XXX for the Department of the Navy's existing License No. N62467-95-RP-00075 issued XXX Greater Beechmont Youth Baseball.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

CURRENCE                               UNITED STATES OF AMERICA

By: [SIGNATURE APPEARS HERE]           By: [SIGNATURE APPEARS HERE]
   ----------------------------------     --------------------------------------
                                          Title: Real Estate Contracting Officer
Commanding Officer, Crane Division,
Naval Ordnance Station, Louisville, KY

         2/10/97                       LOUISVILLE/JEFFERSON COUNTY
------------------------               REDEVELOPMENT AUTHORITY

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: PRESIDENT
                                             -----------------------------------

                                MODIFICATION NO.4
                        TO LEASE NO. N62467-96-RP-00147



     THIS MODIFICATION, made and entered into this 17th day of March, 1997, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that Lease is and shall be amended effective this date as follows:

     Delete Paragraph 1. LEASED PREMISES on Modification No. (3) in its entirety and the following in lieu thereof:

     Paragraph 1. LEASED PREMISES. Revise drawing referred to as Exhibit "A" in Paragraph one (1) to show Bldg. 123, Pass and I.D. Bldg., Grid-14; Bldg. L-2, Storage Bldg., Grid-I15; Bldg. 17, Storage Shelter, Grid-B17; and Bldg. 96, Police/Fire Station, Grid-H8 as Louisville/Jefferson County Redevelopment Authority, Inc. occupied in lieu of Navy occupied.

Other terms and conditions of the Lease shall remain in full force and effect.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

CURRENCE                               UNITED STATES OF AMERICA

By: [SIGNATURE APPEARS HERE]           By: [SIGNATURE APPEARS HERE]
   ----------------------------------     --------------------------------------
                                       Title: Real Estate Contracting Officer
Commanding Officer, Crane Division,
Naval Ordnance Station, Louisville, KY

        10 MAR 97                      LOUISVILLE/JEFFERSON COUNTY
------------------------               REDEVELOPMENT AUTHORITY

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: PRESIDENT
                                             -----------------------------------

                               MODIFICATION NO. 5
                         TO LEASE NO. N62467-96-RP-00147


     THIS MODIFICATION, made and entered into this 30th day of September, 1997, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

1. Paragraph 1. LEASED PREMISES. Revise drawing referred to as Exhibit "A" in
                ---------------
Paragraph one (1) to show Building 89 and Building 122, as Louisville/Jefferson County Redevelopment Authority, Inc. occupied in iieu of Navy occupied.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer



                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: PRESIDENT
                                             -----------------------------------

                               MODIFICATION NO. 6
                        TO LEASE NO. N62467 96 RP 00147

     THIS MODIFICATION, made and entered into this 1st day of October, 1997, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

1. Paragraph 1. LEASED PREMISES. Ballfields being occupied by Beechmont Youth
                ---------------
Sports shown on revised Exhibit "A" dated 29 September 1997 shall be considered as being a part of the "Facilities" as that term is used in Paragraph 14(d) of the Lease.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title:  PRESIDENT
                                             -----------------------------------

                               MODIFICATION NO. 7
                        TO LEASE NO. N62467 96-RP-00147

        THIS MODIFICATION, made and entered into this 30th day of November, 1997, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

        WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

        NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     1. Paragraph 1. LEASED PREMISES. Building 65 and 66, shown on revised Exhibit "A" dated 29 September 1997 shall be considered as being a part of the Premises as that term is used in Paragraph 1 of the Lease.

        All other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA


                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.


                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title:  PRESIDENT

                               MODIPICATION NO. 8
                         TO LEASE NO. N62467-96-RP-00147

     THIS MODIFICATION, made and entered into this _____ day of October, 1998, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     1. Paragraph 1. LEASED PREMISES. Buildings R-A, R-B, R-C, R-D, R-E, R-F, R-G, R-H, R-J, R-X, R-L, 58, 1 and 121, shown on revised Exhibit "A" dated 1 October 1998 shall be considered as being a part of the Premises as that term is used in Paragraph 1 of the Lease.

     All other terms and conditions at the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA



                                       By:
                                          --------------------------------------

                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: President/Executive Director
                                             -----------------------------------

     THIS MODIFICATION, made and entered into this 21st day of October, 1998, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     1. Paragraph 1. LEASED PREMISES. Building R-A, R-B, R-C, R-D, R-E, R-G,
                     ---------------
R-H, R-J, R-K, R-L, 58, 1 and 121, shown on revised Exhibit "A" dated 1 October 1998 shall be considered as being part of the Premises as that term is used in Paragraph 1 of the Lease.

     All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                          Title: Real Estate Contracting Officer

                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title:  President and Executive Director
                                             -----------------------------------

                               MODIFICATION NO. 7
                        TO LEASE NO. M62467-96-RP-00147

     THIS MODIFICATION, made and entered into this 28th day of October, 1998, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     1. Paragraph 1. LEASED PREMISES. Building 53, 56, 67, 80 and U, shown on
                     ---------------
revised Exhibit "A" dated 1 October 1998 shall be considered as being a part of the Premises as that term is used in Paragraph 1 of the Lease.

     All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA


                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.


                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title:  President/Executive Director
                                             -----------------------------------

                               MODIFICATION NO.10
                         TO LEASE NO. N62467-96-RP-00147


     THIS MODIFICATION, made and entered into this 18th day of June, 1999, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     Paragraph 2. TERM, is hereby amended to extend the term of the Lease for an additional period as follows:

     Option                Option Period                Option Exercise Date

     5          19 August 2001 to 18 August 2002        18 July 2001
     6          19 August 2002 to 18 August 2003        18 July 2002
     7          19 August 2003 to 18 August 2004        18 July 2003
     8          19 August 2004 to 30 September 2004     18 July 2004

     Other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA

                                       By: [SINGATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: President/Executive Director
                                             -----------------------------------

                               MODIFICATION NO.10
                         TO LEASE NO. N62467-96-RP-00147


     THIS MODIFICATION, made and entered into this 18th day of June, 1999, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

1. Paragraph 2. TERM, is hereby amended to extend the term of the Lease for an additional period as follows:


     Option                Option Period                Option Exercise Date

     5          19 August 2001 to 18 August 2002        18 July 2001
     6          19 August 2002 to 18 August 2003        18 July 2002
     7          19 August 2003 to 18 August 2004        18 July 2003
     8          19 August 2004 to 30 September 2004     18 July 2004

     All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer


                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: President/Executive Director
                                             -----------------------------------

                               MODIFICATION NO. 11
                        TO LEASE NO. N62467-96-RP-00147

     THIS MODIFICATION, made and entered into this 8th day of July, 1999, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above Lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

     1. Paragraph 1. LEASED PREMISES. Buildings V, 87, 87-A and L-3, shown on
                     ---------------
revised Exhibit "A" dated 24 June 1999 shall be considered as being a part of the Premises as that term is used in Paragraph 1 of the Lease.

     All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA


                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: Real Estate Contracting Officer

                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVELOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: President and Executive Director

                              MODIFICATION NO. 12
                        TO LEASE NO. N62467-96-RP-00147

     THIS MODIFICATION, made and entered into this ______ day of June, 2000, by and between THE UNITED STATES OF AMERICA, acting by and through the Department of the Navy, hereinafter called the Government, and the Louisville/Jefferson County Redevelopment Authority, Inc., hereinafter called the Lessee;

     WHEREAS, the parties hereto desire to amend the above lease entered into the 12th day of August, 1996.

     NOW THEREFORE, in consideration of the premises and the foregoing, it is agreed that said Lease is and shall be amended effective this date as follows:

1. Paragraph 2. TERM. is hereby amended to extend the term of the Lease for an additional period as follows:



    Option                 Option Period                  Option Exercise Date
    ------                 -------------                  --------------------

    6           19 August 2002 to 18 August 2003          18 July 2002
    7           19 August 2003 to 18 August 2004          18 July 2003
    8           19 August 2004 to 30 September 2004       18 July 2004
    9           01 October 2004 to 30 June 2005           31 August 2004

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

                                       UNITED STATES OF AMERICA


                                       By:

                                          --------------------------------------
                                       Title: Real Estate Contracting Officer

                                       LOUISVILLE/JEFFERSON COUNTY
                                       REDEVLOPMENT AUTHORITY, INC.

                                       By: [SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                       Title: President/Executive Director

[UNITED DEFENSE LOGO APPEARS HERE]



June 14, 2001



Louisville/Jefferson County Redevelopment Authority, Inc.
163 Rochester Drive
Louisville, Kentucky 40214


Attention:  President


Re: August 19, 1996 Sublease of Property at NOSL


Gentlemen:

United Defense L.P. hereby renews the August 19, 1996 Sublease of Real and Personal Property, at Naval Ordnance Station Louisville, for one year effective August 19, 2001.


Sincerely,

/s/ Linda G. Medley
------------------------------
Linda G. Medley
Site Manager, ASD-Louisville


cc: Michael L. Seale
    Bill Warren
    Dave Porter



United Defense LP Armament Systems Division
163 Rochester Drive Louisville Kentucky 40214-2683

United Defense Logo appears here



Janauary 16, 2001


Mr. Ted Sauer, President
Louisville/Jefferson County Redevelopment Authority, Inc.
163 Rochester Drive
Louisville, Kentucky 40214

Re: Extension of the Lease for the Plating Premises

Dear Mr. Sauer:

In accordance with the terms and conditions of the Sublease of Real and Personal Property (paragraph 3.B), United Defense desires to extend the plating facility portion of the Sublease through August 18, 2002.

Sincerely,

/s/ Michael L. Seale

Michael L. Seale
Director of Advanced Programs


cc:  Margo Green
     Linda Medley
     Bill Warren
     Dave Porter










United Defense LP Armament Systems Division
163 Rochester Drive Louisville Kentucky 40214-2683